March 12, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

RE:      IMG Mutual Funds, Inc.
         33 Act Reg. No. 33-81998
         40 Act Reg. No. 811-8910

Ladies and Gentlemen:

     On behalf of the above referenced registrant, we herewith submit, pursuant to Regulation S-T, the requisite electronic transmission of data constituting Post-Effective Amendment No. 4 under the Securities Act of 1933 and Amendment No. 7 under the Investment Company Act of 1940 of Form N-1A Registration Statement (with exhibits);

     The undersigned is of the opinions that the enclosed filing does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

     Pursuant to Rule 485(b), this Amendment shall become effective on March 18, 1996.

     In the event you have any questions or comments concerning the enclosed filing, please direct them to the undersigned at your earliest convenience.


                               Very truly yours,



                               CLINE, WILLIAMS, WRIGHT, JOHNSON
                               & OLDFATHER


                               By:
                                   John C. Miles (402) 474-6900